TBS INTERNATIONAL PLC & SUBSIDIARIES                EXHIBIT 10.11

To:           (1)           The Royal Bank of Scotland plc
Level 5, 135 Bishopsgate
London EC2M 3UR
(as Agent, Bookrunner, Mandated Lead Arranger, Security Trustee and Swap Bank)

(2)           The Lenders
(being the banks and financial institutions listed in Schedule 1 of the Loan Agreement as defined below)

31 December 2009

Dear Sirs

Loan Agreement dated 29 March 2007 as amended by a supplemental letter agreement dated 26 March 2008, a supplemental agreement dated 27 March 2009 (the “Supplemental Agreement”), a side letter dated 27 May 2009 and a side letter dated 3 September 2009 each made between (i) Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp. and Sunswyck Maritime Corp. as joint and several Borrowers, (ii) the banks and financial institutions listed therein as Lenders, (iii) the Royal Bank of Scotland plc as Mandated Lead Arranger and (iv) the Royal Bank of Scotland plc as Bookrunner, Agent, Security Trustee and Swap Bank relating to a term loan facility of US$150,000,000 (together the “Loan Agreement”)

We write to confirm that the Covenant Waiver Period as defined in the Supplemental Agreement and the temporary amendments to the Loan Agreement applicable during the Covenant Waiver Period shall be extended and continue to apply until 00:00 hours on 1 April 2010 (New York time) subject to the following:-

1	receipt by us from the Borrowers on or before 4 January 2010 of US$417,500 in prepayment of the next repayment of Loan A due on 3 March 2010;

2	receipt by us from the Borrowers of US$417,500 in prepayment of the first repayment of Loan B to be prepaid upon delivery of Ship B scheduled for February 2010;

3	receipt by us of a (non-refundable) amendment fee of $378,893.75 on or before 5 January 2010;

4	receipt by us of a copy of this Letter duly acknowledged by you and the Guarantor confirming your agreement and the Corporate Guarantor’s agreement to the terms of this Letter.

For the avoidance of doubt, if the amounts to be prepaid pursuant to paragraphs 1 and 2 and the fee to be paid pursuant to paragraph 3 above are not received by us on the specified dates, the Covenant Waiver Period shall automatically expire.

We also agree that during such extension of the Covenant Waiver Period there shall be a meeting between all banks with outstanding commitments to the Corporate Guarantor or companies within the group and the Corporate Guarantor on or before 31 January 2010 to discuss future strategy.

Upon signing of this letter the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	the definition of Margin in clause 1.1 shall be deleted and replaced with the following:

“Margin” means in relation to each Loan three point seven five per cent. (3.75%) per annum;”; and

(b)
the amount of $40,000,000 referred to in the amended Minimum Cash Liquidity covenant (set out in Schedule 2 of the Supplemental Agreement) shall be reduced to $25,000,000 during the extension of the Covenant Waiver Period.

With effect from 1 April 2010 the temporary amendments to the Loan Agreement described in the Supplemental Agreement and as amended above shall cease to apply.

The relevant Borrower undertakes to do all that is necessary to assist the Creditor Parties in having any mortgage addenda (if required) to be registered in respect of the Mortgage to which it is a party in order to secure the increase in the Margin described above.

The Corporate Guarantor, by signature of this Letter, confirms its approval to the amendments to the Loan Agreement set out herein and confirms that the Corporate Guarantee shall remain in full force and effect.

Other than as set out in this Letter, the provisions of the Loan Agreement shall remain unchanged and in full force and effect.

The provisions of Clause 31 (Law and Jurisdiction) of the Loan Agreement shall apply to this Letter as if set out in full but so that references to “this Agreement” are amended to read “this Letter”.  All remaining provisions of the Loan Agreement and the Finance Documents shall remain in full force and effect.

Yours faithfully

/s/ Keith Krut	/s/ Keith Krut
duly authorised for	duly authorised for
Argyle Maritime Corp.	Caton Maritime Corp.
Per: Keith Krut	Per: Keith Krut
Attorney-in-Fact	Attorney-in-Fact

/s/ Keith Krut	/s/ Keith Krut
duly authorised for	duly authorised for
Dorchester Maritime Corp.	Longwoods Maritime Corp.
Per: Keith Krut	Per: Keith Krut
Attorney-in-Fact	Attorney-in-Fact

/s/ Keith Krut	/s/ Keith Krut
duly authorised for	duly authorised for
McHenry Maritime Corp.	Sunswyck Maritime Corp.
Per: Keith Krut	Per: Keith Krut
Attorney-in-Fact	Attorney-in-Fact

Accepted and agreed this 31st day of December 2009 by:

/s/ Jayne Tobin
duly authorised for
THE ROYAL BANK OF SCOTLAND PLC
(as Agent, Mandated Lead Arranger, Bookrunner, Security Trustee and Swap Bank)

/s/ Robin Leigh Perkin
duly authorised for
THE ROYAL BANK OF SCOTLAND PLC
(as Lender)

/s/ Gilbert Torres
duly authorised for
CITIBANK, N.A.
(as Lender)

_________________________________
duly authorised for
LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE
(as Lender)

/s/ Christian Schmecling                /s/ Dr Yeliz Dinibutungogly
duly authorised for
NORDDEUTSCHE LANDESBANK GIROZENTRALE
(as Lender)

/s/ Peter Walter
duly authorised for
ALLIANCE & LEICESTER COMMERCIAL FINANCE PLC
(as Lender)

/s/ Judith A. Huckins
duly authorised for
BANK OF AMERICA, N.A.
(as Lender)

We hereby confirm and acknowledge that we have read and understood the terms and conditions of the above Letter and agree in all respects to the same and confirm that the Corporate Guarantee to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ Keith Krut
TBS INTERNATIONAL LIMITED
(as Guarantor)
Per: Keith Krut
Attorney-in-Fact